CERTIFICATE OF CORRECTION

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                                   XETAL, INC.


     1. The undersigned certifies that he is the Chairman of the Board of Directors of Xetal, Inc., a Utah corporation, and that this document is executed by him as Chairman, in accordance with Section 16-10(a)-120(6)(a) of the Utah Revised Business Corporation Act.

     2. The undersigned certifies that on December 10, 1999, Articles of Amendment to the Articles of Incorporation of Xetal, Inc. were duly filed with the State of Utah Department of Commerce.

     3. That the Articles of Amendment, a copy of which is attached, improperly provided in paragraph "3" thereof for a one-for-two reverse stock split.

     4. The Articles of Amendment filed on December 10, 1999 are hereby amended by deleting paragraph "3" thereof. In all other respects, the said Articles of Amendment remain in full force and effect.

Dated:  December 22, 1999

                                                      /s/Jan Stahl
                                                    ----------------------------
                                                    Jan Stahl
                                                    Chairman, Board of Directors
STATE OF NEW YORK     )
COUNTY OF NASSAU      )   ss.:

     On the 22nd day of December, in the year nineteen hundred ninety-nine, before me, the undersigned, a Notary Public in and for the said State, personally appeared Jan Stahl, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                          /s/ ALLAN L. PULLIN
                                         --------------------------------------
                                              Notary Public
                                              Allan L. Pullin
                                              Notary Public, State of New York
                                              No. 30-3412416
                                              Qualified in Nassau County
                                              Commission Expires August 31, 2000